                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A
                               (AMENDMENT NO. 1)

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 30, 1997
       ----------------------------------------------------------------

                            UNITED AUTO GROUP, INC.
                            -----------------------
            (Exact name of registrant as specified in its charter)


Delaware                                 1-12297                     22-3086739
-------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)       (I.R.S. Employer
 of incorporation)                                          Identification No.)




375 Park Avenue, New York, New York                                       10152
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



                                  (212) 223-3300
                 ------------------------------------------
             (Registrant's telephone number, including area code)

                                      N/A
                 --------------------------------------------
        (Former name or former address, if changed since last report)

     On April 30, 1997, United Auto Group, Inc. ("UAG"), acquired 100% of the capital stock of a group of companies which operate nine automobile dealerships and related businesses (the "Staluppi Group"). The Staluppi Group operates four dealerships on Long Island, New York, including two Nissan and two Toyota franchises, and five dealerships in West Palm Beach, Florida, including Chrysler-Plymouth, Infiniti, Jeep-Eagle, Nissan and Toyota. On May 15, 1997, UAG filed a current report on Form 8-K (the "Original 8-K") disclosing such acquisition.

     This Amendment No. 1 to the Original 8-K is being filed for the purpose of filing the financial statements and pro forma financial information required to be disclosed under Item 7.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired:

              Combined Balance Sheets as of December 31, 1996 and March 31, 1997, Combined Statements of Income for the year ended
              December 31, 1996 and the three months ended March 31, 1997 and March 31, 1996, Combined Statements of Stockholders' Equity for the year ended December 31, 1996 and the three months ended
              March 31, 1997 and Combined Statements of Cash Flows for the year ended December 31, 1996 and the three months ended March 31, 1997 and March 31, 1996, with footnotes thereto.

         (b)  Pro Forma Financial Information:

              Pro Forma Condensed Consolidated Balance Sheet as of
              March 31, 1997 and Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and the three months ended March 31, 1997, with footnotes thereto.

         (c)  Exhibits:

              None.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          UNITED AUTO GROUP, INC.



DATE:  July 14, 1997                      By: /s/ James R. Davidson
                                             ------------------------------
                                              James R. Davidson
                                              Senior Vice President - Finance

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
Staluppi Automotive Group:

We have audited the accompanying combined balance sheets of Staluppi Automotive Group as of December 31, 1996 and the related combined statements of income, stockholders' equity and cash flows for the year ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Staluppi Automotive Group as of December 31, 1996, and the results of its combined operations and its combined cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                        /s/ Coopers & Lybrand L.L.P.
                                        Coopers & Lybrand L.L.P.

Princeton, New Jersey
June 6, 1997

                           STALUPPI AUTOMOTIVE GROUP
                           COMBINED BALANCE SHEETS
                (Dollars in thousands, except per share data)

                                                                  --------------------------
                                                                                  (UNAUDITED)
                                                                    DECEMBER 31,   MARCH 31,
                                                                        1996         1997
                                                                  -------------- -----------
                              ASSETS
Current assets:
 Cash                                                                 $ 2,206       $    --
 Accounts receivable                                                   12,991        11,302
 Notes receivable--related parties                                      7,571         8,012
 Due from related companies                                               498         1,478
 Inventories                                                           47,489        49,317
 Other current assets                                                     858           569
                                                                   ----------     ---------
  TOTAL CURRENT ASSETS                                                 71,613        70,678
Property and equipment, net                                             4,367         4,288
Intangible assets, net                                                  3,177         3,154
Other assets                                                              185           190
                                                                   ----------     ---------
  TOTAL ASSETS                                                        $79,342       $78,310
                                                                   ==========     =========
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Floor plan notes payable                                             $53,659       $49,684
 Accounts payable                                                       3,540         3,741
 Cash overdraft                                                            --           881
 Accrued expenses                                                       2,223         3,035
 Due to related companies                                               1,164         1,705
 Obligations under capital leases                                         290           290
 Current portion of long-term debt                                      2,532         1,166
                                                                   ----------     ---------
  TOTAL CURRENT LIABILITIES                                            63,408        60,502
Long-term debt                                                          2,465         3,442
Obligations under capital leases                                          928           850
                                                                   ----------     ---------
  TOTAL LIABILITIES                                                    66,801        64,794
                                                                   ----------     ---------
Commitments and contingent liabilities
STOCKHOLDERS' EQUITY:
 Common Stock, no par value, 10,250 shares authorized, 3,500
  shares issued and outstanding                                        12,113        12,113
 Retained earnings                                                        428         1,403
                                                                   ----------     ---------
  TOTAL STOCKHOLDERS' EQUITY                                           12,541        13,516
                                                                   ----------     ---------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $79,342       $78,310
                                                                   ==========     =========

                 See Notes to Combined Financial Statements.

                           STALUPPI AUTOMOTIVE GROUP
                        COMBINED STATEMENTS OF INCOME
                            (Dollars in thousands)

                                             -----------------------------------
                                                   YEAR          (UNAUDITED)
                                                  ENDED       THREE MONTHS ENDED
                                               DECEMBER 31,       MARCH 31,
                                                   1996         1997      1996
                                             -------------- ---------- ---------
Vehicle sales                                     $384,716    $106,780   $87,523
Finance and insurance                                8,053       2,072     2,292
Service and parts                                   32,852       9,941     8,126
                                              ------------  ---------- ---------
  Total revenues                                   425,621     118,793    97,941
Cost of sales, including floor plan interest       377,556     106,556    86,816
                                              ------------  ---------- ---------
  Gross profit                                      48,065      12,237    11,125
Selling, general and administrative expenses        41,517      11,085     9,787
                                              ------------  ---------- ---------
  Operating income                                   6,548       1,152     1,338
Interest income (expense), net--other                 (633)       (172)     (153)
Interest income-related party                          471         126       118
Other income (expense), net                            663         323       273
                                              ------------  ---------- ---------
  Net income                                      $  7,049    $  1,429   $ 1,576
                                              ============  ========== =========

                 See Notes to Combined Financial Statements.

                           STALUPPI AUTOMOTIVE GROUP
                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                            (Dollars in thousands)

                                 ---------------------------------------
                                                      RETAINED
                                     COMMON STOCK     EARNINGS
                                   SHARES   AMOUNT   (DEFICIT)    TOTAL
                                 -------- --------- ---------- ---------
Balances, December 31, 1995        3,500    $12,113   $(1,551)   $10,562
Distributions to stockholders                          (5,070)    (5,070)
Net income for 1996                   --         --     7,049      7,049
                                 -------- ---------  --------- ---------
Balances, December 31, 1996        3,500     12,113       428     12,541
Distributions to stockholders
 (unaudited)                          --         --      (454)      (454)
Net Income for the three months
 ended March 31, 1997
 (unaudited)                          --         --     1,429      1,429
                                 -------- ---------  --------- ---------
Balances, March 31, 1997
 (unaudited)                       3,500    $12,113   $ 1,403    $13,516
                                 ======== =========  ========= =========

                 See Notes to Combined Financial Statements.

                           STALUPPI AUTOMOTIVE GROUP
                      COMBINED STATEMENTS OF CASH FLOWS
                            (Dollars in thousands)

                                                 ----------------------------------
                                                                     (UNAUDITED)
                                                    YEAR ENDED   THREE MONTHS ENDED
                                                   DECEMBER 31,       MARCH 31,
                                                       1996        1997      1996
                                                 -------------- ---------  --------
OPERATING ACTIVITIES:
 Net income                                          $ 7,049     $ 1,429   $ 1,576
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Depreciation and amortization                          893         224       221
  Changes in operating assets and liabilities:
   Accounts receivable                                (3,349)      1,689      (526)
   Inventories                                        (8,748)     (1,828)   (4,262)
   Other assets and prepaid expenses                    (685)        283      (240)
   Floor plan notes payable                           10,652      (3,975)    1,425
   Accounts payable                                     (115)        201       565
   Accrued expenses                                      344         812     1,320
   Loans due from (to) related companies                 133        (439)     (643)
                                                    ---------   --------- ---------
    Net cash provided by (used in) operating
     activities                                        6,174      (1,604)     (564)
                                                    ---------   --------- ---------
INVESTING ACTIVITIES:
 Purchases of equipment and improvements              (1,020)       (121)     (161)
 Capital contribution                                    316          --        --
 Proceeds from sale of assets, net                         3          --        --
                                                    ---------   --------- ---------
    Net cash used in investing activities               (701)       (121)     (161)
                                                    ---------   --------- ---------
FINANCING ACTIVITIES:
 Cash overdraft, net                                      --         881        --
 Payments of long-term debt and capitalized
  lease obligations                                     (782)       (467)     (451)
 Proceeds from borrowings of long-term debt              115          --       115
 Payments of notes receivable--related parties          (737)       (441)   (1,528)
 Distributions to stockholders                        (5,070)       (454)     (328)
                                                    ---------   --------- ---------
    Net cash used in financing activities             (6,474)       (481)   (2,192)
                                                    ---------   --------- ---------
Net decrease in cash                                  (1,001)     (2,206)   (2,917)
Cash, beginning of period                              3,207       2,206     3,207
                                                    ---------   --------- ---------
Cash, end of period                                  $ 2,206     $    --   $   290
                                                    =========   ========= =========
Supplemental cash flow disclosure:
  Interest paid                                      $   597     $   128   $   109
                                                    =========   ========= =========


                 See Notes to Combined Financial Statements.

                          STALUPPI AUTOMOTIVE GROUP
  (Information related to the three months ended March 31, 1997 and 1996 is unaudited)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            (Dollars in thousands)

1. ORGANIZATION:

The Staluppi Automotive Group (the "Combined Group" or the "Company"), operating in the States of New York and Florida, is engaged in the sale of new and used vehicles, as well as finance, insurance and service contracts thereon.

The Company operates dealerships which hold franchise agreements with a number of automotive manufacturers. In accordance with the individual franchise agreement, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships, or the loss of a franchise agreement, could have a negative impact on the operating results of the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Combination Policy -- Common Control

The accompanying combined financial statements include the following automotive affiliated companies that are all under common control:

    Amity Nissan of Massapequa, Ltd.
    Amity Auto Plaza, Ltd. (d/b/a Amity Toyota)
    Westbury Nissan, Ltd.
    Westbury Superstore, Ltd. (Westbury Toyota)
    J&S Auto Refinishing, Ltd. (d/b/a/ Premier Autobody)
    Florida Chrysler Plymouth Jeep Eagle, Inc.
    Palm Auto Plaza, Inc.
    West Palm Infiniti, Inc.
    West Palm Nissan, Inc.
    North Lake Auto Finish, Inc.
    West Palm Auto Mall Used Cars & Leasing, Inc.
    Automall Payroll Services, Inc.
    Certain Kia Dealership assets and liabilities

All significant intercompany transactions and balances have been eliminated. Amounts related to vehicle sales by entities included in the Combined Group, which were paid to a company controlled by a stockholder, have been included as a $700 increase to gross profit in these financial statements.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Statements (Unaudited)

The interim information presented as of March 31, 1997 and for the three month periods ended March 31, 1997 and 1996 is unaudited, but includes all adjustments (consisting only of normal recurring accruals) which the Company believes to be necessary for the fair presentation of results for the periods presented.

                          STALUPPI AUTOMOTIVE GROUP
                 (Information related to the three months ended
                     March 31, 1997 and 1996 is unaudited)
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

Inventory Valuation

Inventories are stated at the lower of cost or market, with cost determined by the following methods:

                                  ---------------------------------
INVENTORY COMPONENT               VALUATION METHOD
--------------------------------- ---------------------------------
New vehicles                      Last in, first out ("LIFO")
Used vehicles                     Specific identification
Parts, accessories, and other     Factory list price

New vehicle and parts inventories are purchased primarily from the related vehicle manufacturer.

Revenue Recognition

Revenue is recognized by the Company when vehicles and parts are delivered to consumers, or when service is performed. Finance and insurance revenues are recognized upon the sale of the finance or insurance contracts.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line and accelerated methods. Useful lives for purposes of computing depreciation and amortization are:

Buildings                                 --20 years

Leasehold improvements                    --Economic life or life of the lease,
                                            whichever is shorter.

Machinery and equipment, furniture and    --5 to 7 years
 fixtures, and company vehicles

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All other expenditures are charged to expense as incurred. When equipment is sold or otherwise disposed, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in the statement of income.

Intangible Assets

Intangible assets consist primarily of excess of cost over net assets acquired and covenants not to compete which are being amortized on a straight-line basis over the estimated benefit period of 40 years and five years, respectively. The Company periodically reviews these costs to assess recoverability. Losses in value, if any, are charged to operations in the period such losses are determined to be permanent. Amortization expense related to intangible assets was $95 for the year ended December 31, 1996. Accumulated amortization of intangible assets at December 31, 1996 was $569.

                           STALUPPI AUTOMOTIVE GROUP
                (Information related to the three months ended
                     March 31, 1997 and 1996 is unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

The Company's policy with respect to assessing whether there has been a permanent impairment in the value of excess of cost over net assets is to compare the carrying value of a business' excess of cost over net assets with the anticipated undiscounted future cash flows from operating activities of the business. Factors considered by the Company in performing this assessment include current operating income, trends and other economic factors.

Reserve for Chargeback of Finance and Insurance Income

Provisions for chargebacks of finance and insurance income resulting from customer prepayments and repossessions are recorded based on management's estimates and historical experience.

Long-Lived Assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("SFAS 121") requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. SFAS 121 was adopted 1996 and did not have an effect on the Company's results of operations, cash flows or financial position.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash, accounts receivable, accounts payable, and debt. The carrying amount of these financial instruments generally approximate fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market rates.

Capital Stock

Each affiliate of the Company is an individual entity that issues stock for that entity only, and at different and unrelated prices. The Company as a single entity does not issue stock. For purposes of these financial statements, the capital stock activity of the individual affiliates have been accumulated to present combined totals.

Income Taxes

All the entities in the Combined Group have elected S Corporation status under the provisions of the Internal Revenue Code. Accordingly, they are generally not subject to federal and state income taxes. For income tax reporting purposes, all profits and losses, and certain other items, pass through to the stockholders of the Company, who report these items on their individual income tax returns.

                          STALUPPI AUTOMOTIVE GROUP
                (Information related to the three months ended
                     March 31, 1997 and 1996 is unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)


3. INVENTORIES:

Inventories consisted of the following items:

                             --------------------------
                                             (UNAUDITED)
                               DECEMBER 31,   MARCH 31,
                                   1996         1997
                             -------------- -----------
New vehicles                       $39,906     $42,993
Used vehicles                       10,679       9,271
Parts, accessories and other         2,045       2,194
                             -------------- -----------
                                    52,630      54,458
Cumulative LIFO reserve             (5,141)     (5,141)
                             -------------- -----------
Total Inventories                  $47,489     $49,317
                             ============== ===========

4. PROPERTY AND EQUIPMENT, NET:

Property and equipment, net consisted of the following items:

                                                --------------
                                                  DECEMBER 31,
                                                      1996
                                                --------------
Land                                                  $   550
Buildings and leasehold improvements                    3,494
Machinery and shop equipment                            2,098
Furniture, fixtures, vehicles and other                 3,252
Computer equipment and signs                            1,306
                                                --------------
  Total                                                10,700
Less: Accumulated depreciation and amortization         6,333
                                                --------------
  Total property and equipment, net                   $ 4,367
                                                ==============


Depreciation and amortization expense related to property and equipment for the year ended December 31, 1996 was $798.

                          STALUPPI AUTOMOTIVE GROUP
                (Information related to the three months ended
                     March 31, 1997 and 1996 is unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)


5. FLOOR PLAN NOTES PAYABLE:

The Company's automobile dealerships have "floor plan" agreements with several finance companies to finance the purchase of their automobile inventory.

Floor plan notes payable consisted of the following at:

                                                                          --------------
                                                                            DECEMBER 31,
                                                                                1996
                                                                          --------------
Primus Automotive Financial Services, Inc., interest--8.25% at December
 31, 1996                                                                       $26,395
World Omni Corp., interest--9% at December 31, 1996                              13,051
Nissan Motor Acceptance, interest--8.25% at December 31, 1996                     7,364
Infiniti Financial Services, interest--7.75% at December 31, 1996                 6,849
                                                                          --------------
 Total floor plan notes payable                                                 $53,659
                                                                          ==============

Interest rates on the floor plan agreements are variable and increase or decrease based on movements in prime or LIBOR borrowing rates.

The floor plan agreements grant a collateral interest in substantially all of the dealerships assets and generally require the repayment of debt after a vehicle's sale.

The weighted average interest rate on floor plan borrowings was approximately 9% for the year ended December 31, 1996.

                           STALUPPI AUTOMOTIVE GROUP
                 (Information related to the three months ended
                     March 31, 1997 and 1996 is unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)


6. LONG-TERM DEBT:

Long-term debt consisted of the following at:

                                                                                       --------------
                                                                                         DECEMBER 31,
                                                                                             1996
                                                                                       --------------
9.14% Term note payable to The Bank of New York, payable in monthly installments,
 including interest, of $31 through May, 1999.                                               $  800
Capital loan payable to Primus Automotive Financial Services, Inc., payable in monthly installments of $25 plus interest. Interest at prime plus 1.5% (9.75% at December 31,
 1996)                                                                                        1,199
9.8% demand mortgage (collateralized by the land and building of Loans of Masapequa)
 payable to Primus Automotive Financial Services, Inc.                                        1,261
Capital loan payable to Primus Automotive Financial Services, Inc., payable in monthly installments of $10 plus interest. Interest at prime plus 1.5% (9.75% at December 31,
 1996)                                                                                          155
7.5% Capital loan (collateralized by equipment) payable to Primus Automotive Financial
 Services, Inc., payable in monthly installments, including interest, of $2.                    100
Capital loan (collateralized by the assets of Palm Auto Plaza, Inc. and guaranteed by a stockholder of the Company) payable to World Omni Financial Corp. Interest at prime
 plus 1.0% (9.25% at December 31, 1996).                                                      1,069
Other                                                                                           413
                                                                                       --------------
                                                                                              4,997
                                                                                       --------------
Less--current maturities                                                                      2,532
                                                                                       --------------
Total Long-term debt                                                                         $2,465
                                                                                       ==============


Maturities of long-term debt for each of the next five years and thereafter are as follows:

                      --------
                        AMOUNT
                      --------
1997                   $2,532
1998                      853
1999                      667
2000                      556
2001                      265
2002 and thereafter       124
                      --------
 Total long-term debt  $4,997
                      ========

The terms of certain financing agreements contain, among other provisions, requirements for maintaining certain cash flows, current ratios and tangible net worth ratios, as well as restrictions on incurring additional indebtedness.

Interest expense related to long-term debt for the year ending December 31, 1996 amounted to $488.

                           STALUPPI AUTOMOTIVE GROUP
                 (Information related to the three months ended
                     March 31, 1997 and 1996 is unaudited)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (Dollars in thousands)


7. COMMITMENTS:

The Company has entered into capital leases for certain computer and other equipment. Assets under capital lease, at cost, amounted to $1,698 at December 31, 1996 and are being amortized over the lives of the individual leases. Accumulated amortization amounted to $570 at December 31, 1996.

At December 31, 1996, minimum future lease payments due under capital leases are as follows:

1997                                 $  372
1998                                    359
1999                                    316
2000                                    273
2001                                     74
                                    -------
Total minimum lease payments          1,394
 Less: amount representing interest     176
                                    -------
Net minimum lease payments            1,218
 Less: current portion                  290
                                    -------
Long-term portion                    $  928
                                    =======


Rent expense was $3,511 for the year ended December 31, 1996. The Company has entered into operating leases for certain showroom and service facilities which have minimum lease terms in excess of one year. Future annual minimum rental payments for these operating leases are as follows for years ending December 31:

1997                 $ 2,002
1998                   2,002
1999                   2,002
2000                   2,002
2001                   2,002
2002 and thereafter    9,620
                    --------
 Total               $19,630
                    ========

Included in the above operating lease amounts are certain amounts payable to a related party. In addition, the Company leases certain showroom, service and office facilities from related parties that are on a month to month basis. See Note 9.

Certain employees of the Company, who are members of a union, are covered by a union sponsored multi-employer pension plan to which the Company makes specified contributions in accordance with the union contract. The amount of accumulated benefits and net assets of the plan is not currently available to the Company. Expense under the union administered plan amounted to approximately $48 for the year ended 1996.

Certain assets of the Combined Group have been pledged as collateral against personal loans of a stockholder.

                           STALUPPI AUTOMOTIVE GROUP
                 (Information related to the three months ended
                     March 31, 1997 and 1996 is unaudited)
              NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                            (Dollars in thousands)


8. RELATED PARTY TRANSACTIONS:

The Company leases two of its showrooms, service facilities, and the total facility in West Palm Beach from a stockholder. Rent paid to the stockholder totaled $2,160 in 1996. The Company also leases showrooms, office space, and storage lots from companies under common control. Rent paid to these companies in 1996 totaled $815.

The Company received rental income of $348 in 1996 from a related company for the use of a portion of a lot and a showroom.

Management fees paid to a related company, consisting primarily of charges for the salary of the principal owner and administrative services, totaled approximately $2,500.

Notes receivable--related parties bear interest at 6.5% for 1996. Interest income on these notes totalled $489 in 1996.

9. SUBSEQUENT EVENT (UNAUDITED):

In April 1997, the stockholders of the Company sold 100% of the stock of the entities included in the Combined Group to United Auto Group, Inc.

Item 7(b) Pro Forma Financial Information



                              UNITED AUTO GROUP, INC.
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF MARCH 31, 1997
                              (DOLLARS IN THOUSANDS)
                                    (UNAUDITED)



                                                  STALUPPI     PRO FORMA
                                          UAG       GROUP     ADJUSTMENTS(1)    PRO FORMA
                                      -----------  -------    --------------    ---------
ASSETS
AUTO DEALERSHIPS
 Cash and cash equivalents             $ 36,083                 $  8,012        $  18,045
                                                                 (26,050)
 Accounts receivable                     61,314      12,780                        74,094
 Notes receivable -- related parties                  8,012       (8,012)
 Inventories                            213,629      49,317        5,141          268,087
 Other current assets                    13,673         569                        14,242
                                       --------     -------     --------         --------
   Total current assets                 324,699      70,678      (20,909)         374,468
 Property and equipment, net             24,859       4,288         (550)          28,597
 Intangible assets, net                 187,428       3,154       (3,154)         225,420
                                                                  37,992
 Other assets                            11,244         190                        11,434
                                       --------     -------     --------         --------
   TOTAL AUTO DEALERSHIP ASSETS         548,230      78,310       13,379          639,919
                                       --------     -------     --------         --------
AUTO FINANCE
 Cash and cash equivalents                3,569                                     3,569
 Finance assets, net                     17,870                                    17,870
 Other assets                             1,995                                     1,995
                                       --------     -------     --------         --------
   TOTAL AUTO FINANCE ASSETS             23,434                                    23,434
                                       --------     -------     --------         --------
   TOTAL ASSETS                        $571,664     $78,310     $ 13,379         $663,353
                                       ========     =======     ========         ========

                              UNITED AUTO GROUP, INC.
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF MARCH 31, 1997
                              (DOLLARS IN THOUSANDS)
                                    (UNAUDITED)




                                                    STALUPPI     PRO FORMA
                                            UAG       GROUP    ADJUSTMENTS(1)     PRO FORMA
                                        -----------  -------   --------------     ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
AUTO DEALERSHIPS
 Floor plsn notes payable               $215,409     $49,684                       $265,093
 Short-term debt                           6,069                                      6,069
 Accounts payable                         21,411       6,327                         27,738
 Accrued expenses                         18,319       3,035                         21,354
 Current portion of long-term debt         5,136       1,456     $    (25)            6,567
                                        --------     -------     --------          --------
   Total current liabilities             266,344      60,502          (25)          326,821
 Long-term debt                           11,777       4,292       21,864            37,933
 Due to related party                      1,428                                      1,428
 Deferred income taxes                     4,867                    2,056             6,923
                                        --------     -------     --------          --------
   TOTAL AUTO DEALERSHIP LIABILITIES     284,416      64,794       23,895           373,105
                                        --------     -------     --------          --------
AUTO FINANCE
 Short-term debt                             913                                        913
 Accounts payable and other liabilities    2,872                                      2,872
                                        --------     -------     --------          --------
   TOTAL AUTO FINANCE LIABILITIES          3,785                                      3,785
                                        --------     -------     --------          --------
STOCKHOLDERS' EQUITY
 Voting Common Stock                           2      12,113      (12,113)                2
 Additional paid-in-capital              283,180                    3,000           286,180
 Retained earnings                           281       1,403       (1,403)              281
                                        --------     -------     --------          --------
   TOTAL STOCKHOLDERS' EQUITY            283,463      13,516      (10,516)          286,463
                                        --------     -------     --------          --------
   TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                $571,664     $78,310     $ 13,379          $663,353
                                        ========     =======     ========          ========

------------
(1) Represents the acquisition of the Staluppi Group for cash, debt and stock, including estimated expenses of $600, the related preliminary purchase price allocations to assets and liabilities acquired, the elimination of fixed assets and long term debt not acquired, and the elimination of historical equity accounts.

                            UNITED AUTO GROUP, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1997
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         CROWN        STALUPPI     PRO FORMA
                                                         UAG          AUTOMOTIVE(1)    GROUP(1)    ADJUSTMENTS    PRO FORMA
                                                       --------       -------------    --------    -----------    ----------
Auto Dealerships
Total revenues                                         $388,200          $12,573       $118,793                     $519,566
Cost of sales, including floor plan interest            340,588           10,507        106,556                      457,651
                                                       --------          -------        -------                     --------
Gross profit                                             47,612            2,066         12,237                       61,915
Selling, general and administrative expenses             41,756            1,552         11,085        150 (7)        53,858
                                                                                                      (965)(8)
                                                                                                       280 (9)
                                                       --------          -------        -------      -----          --------
Operating income                                          5,856              514          1,152        535             8,057
Other interest expense                                     (469)                            (46)      (421)(10)       (1,062)
                                                                                                      (126)(12)
Other income (expense), net                                 297                             323                          620
                                                       --------          -------        -------      -----          --------
Income before income taxes -- Auto Dealerships            5,684              514          1,429        (12)            7,615

Auto Finance
Loss before income taxes-Auto Finance                       (96)                                                         (96)
                                                       --------          -------        -------      -----          --------

Total Company
Income before minority interests and
 provision for income taxes                               5,588              514          1,429        (12)            7,519
Minority interests                                          (36)                                                         (36)
Provision for income taxes                               (2,235)                                      (773)(13)       (3,008)
                                                       --------          -------        -------      -----          --------
Net income                                             $  3,317          $   514        $ 1,429      $(785)         $  4,475
                                                       ========          =======        =======      =====          ========

Net income per common share                               $0.19                                                        $0.25
                                                       ========                                                     ========

Shares used in computing net income
 per common share                                        17,758                                        441 (15)       18,199
                                                       ========                                      =====          ========


                            UNITED AUTO GROUP, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                          SUN
                                                                         UNITED         PEACHTREE      AUTOMOTIVE       EVANS
                                                         UAG          NISSAN (GA)(1)    NISSAN (1)     GROUP (1)      GROUP (1)
                                                      ----------     -------------    -----------    -----------    ----------

Auto Dealerships
Total revenues                                        $1,302,031        $19,892         $41,320        $160,132        $81,016
Cost of sales, including floor plan interest           1,157,368         16,503          36,581         137,323         71,147
                                                      ----------     -------------    -----------    -----------    ----------


Gross profit                                            144,663           3,389           4,739          22,809          9,869
Selling, general and administrative expenses            124,244           2,481           4,072          17,385          8,428



                                                      ----------     -------------    -----------    -----------    ----------

Operating income                                         20,419             908             667           5,424          1,441
Other interest expense                                   (4,398)                                           (430)

Other income (expense), net                               2,506                              19            (664)           139

                                                      ----------     -------------    -----------    -----------    ----------
Income before income taxes -- Auto Dealerships           18,527             908             686           4,330          1,580

Auto Finance
Loss before income taxes-Auto Finance                    (1,490)

                                                      ----------     -------------    -----------    -----------    ----------

Total Company
Income before minority interests, provision
  for income taxes and extraordinary item                17,037             908             686           4,330          1,580
Minority interests                                       (3,306)
Provision for income taxes                               (6,270)                                                          (709)
                                                      ----------     -------------    -----------    -----------    ----------
Income before extraordinary item                          7,461             908             686           4,330            871
Extraordinary item (net of income tax benefit)           (4,987)
                                                      ----------     -------------    -----------    -----------    ----------
Net income                                            $   2,474         $   908         $   686       $   4,330         $  871
                                                      ==========     =============    ===========    ===========    ===========

Income before extraordinary item per
 common share                                         $    0.69
                                                      =========

Net income per common share                           $    0.23
                                                      =========

Shares used in computing net income
 per common share                                        10,851
                                                      =========


                            UNITED AUTO GROUP, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           UNITED              CROWN          STALUPPI      PRO FORMA
                                                        NISSAN (TN) (1)     AUTOMOTIVE (1)    GROUP (1)    ADJUSTMENTS   PRO FORMA
                                                       ----------------     --------------    ---------    -----------   ----------

Auto Dealerships
Total revenues                                             $56,704             $96,962        $425,621     $(61,869)(2)  $2,121,809
Cost of sales, including floor plan interest                50,301              83,290         377,556      (53,492)(2)   1,876,100
                                                                                                               (377)(3)
                                                                                                               (100)(4)
                                                       ----------------     --------------    ---------    -----------   ----------
Gross profit                                                 6,403              13,672         48,065        (7,900)        245,709
Selling, general and administrative expenses                 5,233              10,549         41,517        (8,607)(2)     199,874
                                                                                                               (200)(4)
                                                                                                               (675)(5)
                                                                                                                659 (6)
                                                                                                               (584)(7)
                                                                                                             (7,157)(8)
                                                                                                              2,529 (9)
                                                       ----------------     --------------    ---------    -----------   ----------
Operating income                                             1,170              3,123           6,548         6,135          45,835
Other interest expense                                                                           (162)       (2,187)(10)     (3,114)
                                                                                                              4,534 (11)
                                                                                                               (471)(12)
Other income (expense), net                                    336                                663        (2,506)(6)         493
                                                       ----------------     --------------    ---------    -----------   ----------
Income before income taxes -- Auto Dealerships               1,506              3,123           7,049         5,505          43,214

Auto Finance
Loss before income taxes-Auto Finance                                                                                        (1,490)

                                                       ----------------     --------------    ---------    -----------   ----------
Total Company
Income before minority interests, provision
  for income taxes and extraordinary item                    1,506              3,123           7,049         5,505          41,724
Minority interests                                                                                            3,269 (6)         (37)
Provision for income taxes                                     (95)                                          (9,616)(13)    (16,690)
                                                       ----------------     --------------    ---------    -----------   ----------
Income before extraordinary item                             1,411              3,123           7,049          (842)         24,997
Extraordinary item (net of income tax benefit)                                                                4,987 (14)
                                                       ----------------     --------------    ---------    -----------   ----------
Net income                                                 $ 1,411            $ 3,123         $ 7,049      $  4,145       $  24,997
                                                       ================     ==============    =========    ===========   ==========

Income before extraordinary item per
 common share                                                                                                                 $1.37
                                                                                                                         ==========
Net income per common share                                                                                                   $1.37
                                                                                                                         ==========

Shares used in computing net income
 per common share                                                                                             7,348 (15)     18,199
                                                                                                           ===========   ==========



FOOTNOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


(1) Represents the results of operations of such entities prior to their respective dates of acquisition by UAG.

(2) Represents adjustments to eliminate the results of operations of dealerships not acquired (Saab and Jaguar) and of dealerships transferred due to failure to obtain manufacturer approval (Saturn).

(3) Represents reduction in floor plan interest expense to reflect lower floor plan interest rates available to UAG subsequent to the date of acquisition of the Staluppi Group.

(4) Represents reduction for management fees paid to owners or affiliated entities of acquired dealerships.

(5)  Represents final costs related to the restructuring of the DiFeo division.

(6) Represents adjustments that give effect to the acquisition of the minority interest in each of the DiFeo Group, Landers Auto and Atlanta Toyota (the "Minority Exchange") in exchange for common stock plus certain other consideration. These adjustments include amortization expense for the excess of cost over net assets acquired, the elimination of related party interest income on assets to be exchanged, the elimination of equity in operations of assets to be exchanged and the elimination of minority interest in results of operations acquired.

(7) Represents net change in facility expenses at acquired dealerships due to revised and terminated lease agreements upon acquisition.

(8) Represents reduction in compensation expense at acquired dealerships related to former owners and employees to contractual amounts.

(9) Represents amortization of excess of cost over net assets acquired for the acquired dealerships.

(10) Represents additional interest expense from the issuance of notes payable to certain sellers as part of the acquisitions.

(11) Represents reduction in historical interest expense due to the repayment of the Company's Series A and B Senior Notes due 2003 with a portion of the net proceeds from the Company's initial public offering (the "Offering").

(12) Represents reduction in related party interest income at acquired dealerships.

(13) Represents the tax impact of pro forma adjustments at the statutory rate adjusted for non-deductible items ($2,747 for the year ended December 31, 1996 and $5 for the three months ended March 31, 1997) and the impact of the conversion of certain acquired entities from an S corporation to a C corporation for tax purposes ($6,869 for the year ended December 31, 1996 and $778 for the three months ended March 31, 1997).

(14) Represents the elimination of the extraordinary item due to the early extinguishment of the Company's Series A and B Senior Notes due 2003.

(15) Represents shares issued in connection with the Offering, the Minority Exchange and certain acquisitions.